Exhibit 99.1

Shuttle Pharma Announces Results of Pre-IND Meeting with FDA for Ropidoxuridine Phase II Clinical Trial for Patients with Glioblastoma

Company remains on track to initiate the clinical trial in Q4 of 2023

ROCKVILLE, Md., September 25, 2023 — Shuttle Pharmaceuticals Holdings, Inc. (Nasdaq: SHPH), a discovery and development stage specialty pharmaceutical company focused on improving the outcomes of cancer patients treated with radiation therapy (RT), today announced receipt of written responses to questions submitted for a Type B pre-Investigational New Drug Application (PIND) meeting with the U.S. Food and Drug Administration (FDA). The FDA’s positive feedback and guidance on the Company’s Chemistry, Manufacturing, and Controls (CMC) and clinical protocol design for Ropidoxuridine provides a pathway to IND application submission in the fourth quarter of 2023 to initiate the Phase 2 clinical trial.

“The FDA’s written responses provide clarification and guidance on key aspects to our Phase 2 clinical design and CMC protocols, paving the way to Shuttle’s clinical development of Ropidoxuridine as a radiation sensitizer for treating glioblastoma,” commented Shuttle Pharma’s Chairman and CEO, Anatoly Dritschilo, M.D.

Ropidoxuridine (IPdR) is Shuttle’s lead candidate radiation sensitizer for use in combination with RT to treat brain tumors (glioblastoma), a deadly malignancy of the brain with no known cure. Shuttle has received Orphan Drug Designation from the FDA, providing potential marketing exclusivity upon first FDA approval for the disease.

About Shuttle Pharmaceuticals

Founded in 2012 by faculty members of the Georgetown University Medical Center, Shuttle Pharmaceuticals is a discovery and development stage specialty pharmaceutical company focused on improving the outcomes for cancer patients treated with radiation therapy (RT). Our mission is to improve the lives of cancer patients by developing therapies that are designed to maximize the effectiveness of RT while limiting the side effects of radiation in cancer treatment. Although RT is a proven modality for treating cancers, by developing radiation sensitizers, we aim to increase cancer cure rates, prolong patient survival and improve quality of life when used as a primary treatment or in combination with surgery, chemotherapy and immunotherapy. For more information, please visit our website at www.shuttlepharma.com.

Safe Harbor Statement

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include, but are not limited to, statements concerning the development of our company. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including factors discussed in the “Risk Factors” section of Shuttle Pharma’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 15, 2023, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2023 and June 30, 2023, filed with the SEC on May 25, 2023 and August 14, 2023, respectively, as well other SEC filings. Any forward-looking statements contained in this press release speak only as of the date hereof and, except as required by federal securities laws, Shuttle Pharmaceuticals specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Shuttle Pharmaceuticals

Anatoly Dritschilo, M.D., CEO

240-403-4212

info@shuttlepharma.com

Investor Contacts

Lytham Partners, LLC

Robert Blum

602-889-9700

shph@lythampartners.com